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                                  EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-41323 of Hawkins Chemical, Inc. and subsidiary (the "Company") on Form S-8 of our report dated December 3, 1998 incorporated by reference in the Annual Report on Form 10-K for the Company for the year ended September 27, 1998.


DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
December 24, 1998